UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 16, 2013

Sterling consolidated corp.

(Exact name of registrant as specified in its charter)

Nevada	333-183246	45-1840913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1105 Green Grove Road

Neptune, NJ 07753

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (732) 918-8004

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Superior Seals & Service, Inc.

On September 16, 2013, Sterling Consolidated Corp. (the “Company”), through its wholly-owned subsidiary, Sterling Seal & Supply, Inc. (“Sterling Seal”), entered into and closed an asset purchase agreement (the “Asset Purchase Agreement”) with Superior Seals & Service, Inc., a North Carolina corporation (“Superior”) and its principal shareholders, Edward R. Tracy and Sue D. Tracy (collectively, the Principal Shareholders”), pursuant to which Sterling Seal agreed to purchase substantially all of Superior’s assets (the “Assets”).

Superior is a manufacturer and distributor of fluid sealing products.

Pursuant to the Asset Purchase Agreement, in consideration for the sale of Assets, Sterling Seal will pay Superior Sixty-Two Thousand ($62,000) Dollars, plus the issuance of Two Hundred Thousand (200,000) shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”) and assume certain liabilities associated with Superior.

As a condition to closing, Sterling Seal entered into an employment agreement (the “Employment Agreement”) with Edward R. Tracy (the “Employee”) to perform the duties of Vice President responsible for sales, servicing, purchasing and management and shall perform such other related duties and obligations as from time to time assigned to the Employee. The Employee shall be paid $48,000 per annum, payable in accordance with Sterling Seal’s ordinary payroll practices. Additionally, the Employee shall be eligible to receive performance bonuses as determined by Sterling Seal’s Board of Directors and receive a monthly automobile allowance. The Employment Agreement’s term commenced on September 15, 2013 and shall continue through September 15, 2018. The Employment Agreement contains a covenant not to compete which prohibits the Employee during his employment and five (5) years after termination from engaging in the business of manufacturing, marketing, selling or distributing fluid sealing products anywhere in the United States.

The Asset Purchase Agreement contains representations and warranties that each party thereto made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. Those disclosure schedules contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (b) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (c) may have been used for the purpose of allocating risk between the parties to the Asset Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

The foregoing description of the Asset Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02. In accordance with the Asset Purchase Agreement, the Stock Consideration will be issued pursuant to exemptions from registration provided by Section 4(2) and/or Regulation D of the 1933 Securities Act, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated September 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Consolidated Corp.

Date: September 26, 2013	By:	/s/ Darren DeRosa
Darren DeRosa
Chief Executive Officer